  Exhibit 99.1

SharpSpring to Host Investor Presentation and Provide Long-Term Business Outlook on Monday, November 16, 2020 at 4:30 p.m. ET

GAINESVILLE, FL – November 11, 2020 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing and sales automation platform, will hold a conference call and presentation on Monday, November 16, 2020 at 4:30 p.m. Eastern time. As part of the presentation, the Company intends to provide a series of updates on its operations and outlook, including a comprehensive discussion of SharpSpring’s cohort maturation and overall customer base as well as its long-term business profile, profitability metrics and growth trajectory.

SharpSpring management will host the conference call and presentation, which will be followed by a question and answer period from analysts and shareholders. The presentation will be posted online and on the investor relations section of the company’s website prior to the market open on the same day.

Date: Monday, November 16, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in number: 844-369-8770
International number: 862-298-0840
Presentation Webcast: Registration Link

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call and presentation will be broadcast live and available for replay here and via the investor relations section of the Company’s website at investors.sharpspring.com.

A telephonic replay of the event will be available on the same day through Monday, November 30, 2020.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 37730

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible contracts at a fraction of the price of competitors, making it an easy choice for growing businesses and digital marketing agencies. Learn more at sharpspring.com.

Company Contact:
Aaron Jackson
Interim Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Tom Colton or Matt Glover
Phone: 949-574-3860
Email: SHSP@gatewayir.com